UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2014

Coeur Mining, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

104 S. Michigan Ave., Suite 900

Chicago, Illinois 60603

(Address of Principal Executive Offices)

(312) 489-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On December 16, 2014, Coeur Mining, Inc. (“Coeur”), Hollywood Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Coeur, Paramount Gold and Silver Corp. (“Paramount”) and Paramount Nevada Gold Corp., a wholly-owned subsidiary of Paramount (“SpinCo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the acquisition of Paramount by Coeur and, prior to such acquisition, the spin-off of Paramount’s mining assets in Nevada to Paramount’s stockholders. Specifically, (i) Merger Sub will merge with and into Paramount, with Paramount surviving as a wholly-owned subsidiary of Coeur (the “Merger”), and (ii) immediately prior to the Merger, Paramount will dividend to its stockholders all of the shares that it then holds in SpinCo (the “Spin-Off”). At the time of the Spin-Off, SpinCo will hold Paramount’s mining assets in Nevada.

Spin-Off

The Merger Agreement provides that, prior to the Spin-Off, (i) Coeur will make a loan to Paramount in the principal amount of $8.53 million and Paramount will contribute all of the proceeds of such loan to SpinCo as an equity contribution, and (ii) SpinCo will issue to Coeur, in exchange for a cash payment by Coeur in the amount of $1.47 million, newly issued shares of SpinCo common stock amounting to 4.9% of the outstanding SpinCo common stock after issuance. Paramount and SpinCo will then enter into a separation agreement, and Paramount will effect the Spin-Off by paying a dividend to Paramount’s stockholders on a pro rata basis of all of the shares of SpinCo common stock then held by Paramount. After effectuating the Spin-Off, Paramount’s stockholders will own approximately 95.1% of SpinCo, which will be a standalone, publicly traded company, and Coeur will own the remaining 4.9%.

Merger

Immediately following the completion of the Spin-Off, the parties will consummate the Merger, pursuant to which each issued and outstanding share of Paramount’s common stock will be converted into the right to receive 0.2016 shares of common stock of Coeur. After giving effect to the Merger, it is projected that Paramount’s stockholders will also own approximately 24% of Coeur’s common stock, while existing stockholders of Coeur will continue to own the remaining 76%. No fractional shares of Coeur’s common stock will be issued in the Merger, and Paramount’s stockholders will receive cash in lieu of any such fractional shares.

The Merger Agreement was unanimously approved by the board of directors of all parties.

The consummation of the Merger is subject to customary closing conditions, including, among others: (i) the approval by Paramount’s stockholders of the Merger, (ii) the approval by Coeur’s stockholders of the issuance of Coeur’s common stock to Paramount’s stockholders, (iii) Mexican antitrust clearance, (iv) the absence of legal restraints preventing consummation of the Merger, (v) the approval for listing by the NYSE of Coeur’s common stock issuable to Paramount’s stockholders, (vi) the effectiveness of certain filings with the Securities and Exchange Commission, (vii) the consummation of the Spin-Off, (viii) the absence of a material adverse effect on either Coeur or Paramount, and (ix) receipt of opinions from legal counsel regarding the tax treatment of the Merger.

The Merger Agreement contains customary representations, warranties and covenants. Certain covenants require that each of the parties: (i) use reasonable best efforts to cause the Merger to be consummated, including with regard to obtaining all governmental and regulatory approvals, and (ii) call and hold a special stockholders’ meeting and, in the case of Paramount, recommend approval of the Merger, and, in the case of Coeur, recommend approval of the issuance of Coeur’s common stock. In addition, Paramount has agreed not to solicit alternative transaction proposals.

The Merger Agreement contains certain termination rights and provides that (i) upon the termination of the Merger Agreement under specified circumstances, including a change in the recommendation of Paramount’s board of directors, Paramount will owe Coeur a cash breakup fee of $5 million, and (ii) upon the termination of the Merger

Agreement under certain other specified circumstances, including a change in the recommendation of Coeur’s board of directors, Coeur will owe Paramount cash liquidated damages of $5 million. In addition, Coeur or Paramount may be entitled to receive an expense reimbursement of up to $1.5 million by the other party under certain circumstances.

The foregoing description of the Merger Agreement is not a complete description of all of the parties’ rights and obligations under the Merger Agreement. The above description is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Coeur or Paramount or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Coeur or Paramount or any of their respective affiliates or businesses.

Voting and Support Agreement

In connection with the Merger Agreement, certain stockholders of Paramount entered into a voting and support agreement, dated December 16, 2014 (the “Voting and Support Agreement”), pursuant to which each such stockholder has agreed, among other things, to vote its shares of common stock of Paramount, in favor of the approval of the Merger Agreement.

The foregoing description of the Voting and Support Agreement is not a complete description of all of the parties’ rights and obligations under the Voting and Support Agreement. The above description is qualified in its entirety by reference to the Voting and Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the Spin-Off, the Merger and other transactions, business strategies, and plans and objectives of management. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that regulatory and stockholder approvals of the contemplated transaction are not obtained on the proposed terms and schedule, the risk that the contemplated transaction will not be consummated, the risk that Coeur will not realize any or all of the anticipated benefits from the transaction, the risk that development and operating synergy goals for the transaction will not be met and that disruptions from the transaction will harm relationships with customers, employees, suppliers and regulators, the risk that unexpected costs will be incurred, the outcome of litigation (including with respect to the transaction) and regulatory proceedings, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves and mineralized material, changes that could result from Coeur’s future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, each of Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission (“SEC”), and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results, or its securities.

Additional Information and Where to Find It

The proposed transaction will be submitted to Coeur’s stockholders for their consideration. In connection with the proposed transaction, Coeur will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Coeur and Paramount that will also constitute a prospectus of Coeur. In addition, SpinCo, a subsidiary of Paramount, intends to file a registration statement on Form S-1 that will constitute a prospectus of SpinCo. Investors and security holders are urged to read the joint proxy statement and registration statements/prospectuses and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents (when available) that Coeur and Paramount file with the SEC at the SEC’s website at www.sec.gov. In addition, these documents may be obtained from Coeur free of charge by directing a request to investors@coeur.com, or from Paramount free of charge by directing a request to ctheo@paramountgold.com.

Participants in Solicitation

Coeur, Paramount, and certain of their respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Investors and security holders may obtain information regarding the names, affiliations and interests of Coeur’s directors and executive officers in Coeur’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 26, 2014, and its proxy statement for its 2014 Annual Meeting, which was filed with the SEC on March 31, 2014. Information regarding the names, affiliations and interests of Paramount’s directors and executive officers may be found in Paramount’s Annual Report on Form 10-K for the year ended June 30, 2014, which was filed with the SEC on September 9, 2014, and its definitive proxy statement for its 2014 Annual Meeting, which was filed with the SEC on October 24, 2014. These documents can be obtained free of charge from the sources listed above. Additional information regarding the interests of these individuals will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Non-Solicitation

A registration statement relating to the securities to be issued by Coeur in the proposed transaction will be filed with the SEC, and Coeur will not issue, sell or accept offers to buy such securities prior to the time such registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 16, 2014, among Coeur Mining, Inc., Hollywood Merger Sub, Inc., Paramount Gold and Silver Corp. and Paramount Nevada Gold Corp.

Exhibit 10.1	Voting and Support Agreement, dated as of December 16, 2014, among Coeur Mining, Inc. and various stockholders of Paramount.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: December 18, 2014	By:	/s/ Peter C. Mitchell
	Name:	Peter C. Mitchell
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 16, 2014, among Coeur Mining, Inc., Hollywood Merger Sub, Inc., Paramount Gold and Silver Corp. and Paramount Nevada Gold Corp.

Exhibit 10.1	Voting and Support Agreement, dated as of December 16, 2014, among Coeur Mining, Inc. and various stockholders of Paramount.